Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.2 to the Registration Statement on Form S-4 (No. 333-273548) and related Prospectus of Deep Medicine Acquisition Corp. of our report dated December 6, 2022, relating to the financial statements of TruGolf, Inc. as of December 31, 2021 and for the year then ended.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

October 12, 2023